Supplemental Agreement on the Cooperation Structure Agreement of Guarantee Company

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Party A”)

Party B: Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. (hereinafter referred to as “Party B”)

Unless otherwise stated, the terms and expressions used herein shall have the same meaning as those defined in the Cooperation Structure Agreement (hereinafter referred to as “the Original Agreement”) signed by Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. on October 30, 2015.

Whereas:

This Cooperation Structure Agreement is entered by and between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Inner Mongolia JINFENGYUAN Financing Guarantee Co., Ltd. on October 30, 2015. Based on the principle of mutual benefits, both parties have entered into the following supplementary agreement on the matters not mentioned in such Cooperation Structure Agreement through friendly negotiation.

Supplemental contents are as follows:

1. Through negotiation, both parties will cooperate in credit loan services, specifically, the services of transferring of creditors’ rights. Party A shall be responsible for evaluating and reviewing the transfer projects of creditor’s rights in credit financing which are submitted by Party B and control relevant risks.

2. In order to guarantee the interests of both parties and normal business operations, through negotiation, both parties agree that Party B opens a corporate account (account number: _____________________________________________) in ___________________________________________________ (Bank Name) as the account owner, pays a basic guarantee deposit of ___________ RMB into such account in advance and deposits 10%~20% of the amount for each financing operation to the guarantee deposit; as the administrator of such account, Party A manages such account together with Party B.

3. During the cooperation, Party B shall not create any third-party charge, pledge or encumbrance over funds in such account, and both parties have no right to withdraw or transfer funds in the account managed by both parties and must jointly operate such account.

After taking effect, this agreement becomes an integral part of the Cooperation Structure Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Inner Mongolia JINFENGYUAN Financing Guarantee Co., Ltd. and has the same legal force with such Cooperation Structure Agreement.

5. Except the terms supplemented herein, the remainder of the Original Agreement shall remain in full effect.

Party A (official seal):	Party B (official seal):

Legal representative/	Legal representative/

Authorized person:	Authorized person:

Date: February 23, 2016	Date: February 23, 2016